Exhibit 99.1

[Corrected Press Release] Vivid Seats Reports Fourth Quarter and Full Year 2024 Results

CHICAGO, IL – March 12, 2025 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, is re-issuing in its entirety its press release providing financial results for the full year and fourth quarter ended December 31, 2024, originally issued on March 12, 2025 at 6:30 a.m. ET, to correct the consolidated statement of cash flows attached thereto by (i) replacing the line item "Loss on extinguishment of debt" with the line item "Adjustment of liabilities under TRA" in the Cash flows from operating activities section and (ii) adding the line item "Investments in developed technology" in the Cash flows from investing activities section.

"As we reflect on 2024, we are encouraged by the performance of our investments that continue to drive differentiation and efficiency in our marketplace," said Stan Chia, Vivid Seats CEO. "In 2024 we harnessed synergies from Vegas.com, innovated with Game Center, and added robust seller functionality with Skybox Drive. As we look forward, we remain confident in the long-term tailwinds driving North American live events and will continue making investments to drive long-term success. We also see attractive international growth trends and are pleased to announce we have kicked off our European launch as we continue to focus on expanding our global footprint. Lastly, we are excited about our robust partnership pipeline, which includes a new partnership with United Airlines where we are leveraging our infrastructure and tapping into new audiences."

Full Year 2024 Key Operational and Financial Metrics

•
Marketplace GOV of $3,892.6 million – down 1% from $3,920.5 million in 2023
•
Revenues of $775.6 million – up 9% from $712.9 million in 2023
•
Net income of $14.3 million – down 87% from $113.1 million in 2023
•
Adjusted EBITDA of $151.4 million – up 7% from $142.0 million in 2023

Fourth Quarter 2024 Key Operational and Financial Metrics

•
Marketplace GOV of $994.4 million – down 11% from $1,112.3 million in Q4 2023
•
Revenues of $199.8 million – up 1% from $198.3 million in Q4 2023
•
Net loss of $4.4 million – down 115% from net income of $28.5 million in Q4 2023
•
Adjusted EBITDA of $34.2 million – down 2% from $35.1 million in Q4 2023

“Throughout 2024, we maintained our unit economics amidst heightened intensity in performance marketing channels,” said Lawrence Fey, Vivid Seats CFO. “We expect continued competitive intensity in 2025 and are prepared to make additional investments to protect our market position. As we look ahead into 2025, we expect a return to top-line growth in the second half of the year as we begin to lap easier comps in the summer months. We continue to innovate and drive efficiencies as the landscape evolves and remain committed to delivering double-digit growth over the intermediate term. We expect substantial cash generation as we deliver top-line growth."

Key Performance Indicators ('000s)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Marketplace GOV(1)	$994,377	$1,112,326	$3,892,645	$3,920,526
Marketplace orders(2)	2,613	2,974	11,556	10,898
Resale orders(3)	115	107	431	380
Adjusted EBITDA(4)	$34,243	$35,103	$151,419	$141,982

(1)
Marketplace gross order value ("Marketplace GOV") represents the total transactional amount of Marketplace orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. During the three months ended December 31, 2024, Marketplace GOV was negatively impacted by event cancellations in the amount of $21.1 million compared to $9.8 million during the three months ended December 31, 2023. During the year ended December 31, 2024, Marketplace GOV was negatively impacted by event cancellations in the amount of $95.9 million compared to $43.6 million during the year ended December 31, 2023. The increase in event cancellations during the year ended December 31, 2024 was primarily due to higher concert cancellations and a full year of event cancellations from Vegas.com and Wavedash.
(2)
Marketplace orders represent the volume of Marketplace-related transactions placed on our platform in a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2024, our Marketplace segment experienced 43,019 event cancellations compared to 21,044 event cancellations during the three months ended December 31, 2023. During the year ended December 31, 2024, our Marketplace segment experienced 222,472 event cancellations compared to 99,078 event cancellations during the year ended December 31, 2023.
(3)
Resale orders represent the volume of Resale-related transactions placed on a given platform (including our own) in a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2024, our Resale segment experienced 792 event cancellations compared to 547 event cancellations during the three months ended December 31, 2023. During the year ended December 31, 2024, our Resale segment experienced 5,286 event cancellations compared to 2,910 event cancellations during the year ended December 31, 2023.
(4)
Adjusted EBITDA is a financial measure not defined under accounting principles generally accepted in the United States of America ("U.S. GAAP"). We believe adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations and serves as a useful measure for making period-to-period comparisons of our business performance. See the "Non-U.S. GAAP Financial Measures" section below for more information, including a reconciliation of adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure.

2025 Financial Outlook

Vivid Seats anticipates Marketplace GOV, revenues and adjusted EBITDA for the year ended December 31, 2025 to be:

•
Marketplace GOV in the range of $3.7 to $4.1 billion
•
Revenues in the range of $730.0 to $810.0 million
•
Adjusted EBITDA in the range of $110.0 to $150.0 million*

Additional detail around the 2025 outlook will be available on the fourth quarter 2024 earnings call.

*We calculate forward-looking adjusted EBITDA and cash generation as a percentage of adjusted EBITDA based on internal forecasts that omit certain information that would be included in the most directly comparable forward-looking U.S. GAAP measures. We do not attempt to provide a reconciliation of forward-looking adjusted EBITDA to forward-looking net income, or of forward-looking cash generation to forward-looking increase in cash, cash equivalents, and restricted cash, excluding strategic acquisitions/investments and capital structure changes, because the timing and/or probable significance of certain excluded items that have not yet occurred and are outside of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future U.S. GAAP financial results.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the full year and fourth quarter 2024 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will,” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position, including our expectations regarding Marketplace GOV, revenues, adjusted EBITDA, and cash generation as a percentage of adjusted EBITDA; our expectations with respect to live event industry growth, concert supply, and our TAM and competitive positioning; our business strategy; the adoption and benefits of Skybox Drive; and the plans and objectives of management for future operations. Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks, uncertainties, and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows and/or raise additional capital when necessary or desirable; the supply and demand of live concert, sporting, and theater events; the impact of adverse economic conditions and other factors affecting discretionary consumer and corporate spending; our ability to maintain and develop our relationships with ticket buyers, sellers, and partners; our ability to compete in the ticketing industry; our ability to continue to maintain and improve our platform and to successfully develop new and improved solutions and enhancements; the impact of extraordinary events, including disease epidemics; our ability to identify suitable acquisition targets, to complete planned acquisitions, and to realize the expected benefits of completed acquisitions (including our integration of Vegas.com, LLC and Wavedash Co., Ltd.); the impact of our acquisitions and strategic investments; our ability to comply with applicable laws and regulations; the impact of unfavorable outcomes in legislation and legal proceedings; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess, and manage relevant cybersecurity risks; and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$243,482	$125,484
Restricted cash	1,166	6,950
Accounts receivable – net	48,315	58,481
Inventory – net	19,601	21,018
Prepaid expenses and other current assets	32,607	34,061
Total current assets	345,171	245,994
Property and equipment – net	12,567	10,156
Right-of-use assets – net	12,008	9,826
Intangible assets – net	233,116	241,155
Goodwill – net	943,119	947,359
Deferred tax assets – net	77,967	85,564
Investments	6,929	6,993
Other assets	5,219	3,052
Total assets	$1,636,096	$1,550,099
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Accounts payable	$232,984	$257,514
Accrued expenses and other current liabilities	165,047	191,642
Deferred revenue	23,804	34,674
Current maturities of long-term debt	3,950	3,933
Total current liabilities	425,785	487,763
Long-term debt – net	384,960	264,632
Long-term lease liabilities	18,731	16,215
TRA liability	155,720	165,699
Other liabilities	36,865	29,031
Total liabilities	1,022,061	963,340
Commitments and contingencies
Redeemable noncontrolling interests	352,922	481,742
Shareholders' equity:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 143,819,497 and 141,167,311 shares issued and outstanding at December 31, 2024 and 2023, respectively	14	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 76,225,000 shares issued and outstanding at December 31, 2024 and 2023, respectively	8	8
Additional paid-in capital	1,267,710	1,096,430
Treasury stock, at cost, 11,433,749 and 7,291,497 shares at December 31, 2024 and 2023, respectively	(75,568)	(52,586)
Accumulated deficit	(930,171)	(939,596)
Accumulated other comprehensive income (loss)	(880)	747
Total shareholders' equity	261,113	105,017
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$1,636,096	$1,550,099

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues	$199,813	$198,303	$775,586	$712,879
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,477	51,346	201,854	182,184
Marketing and selling	79,452	77,126	285,146	274,096
General and administrative	52,398	51,160	202,123	159,081
Depreciation and amortization	12,584	8,575	44,238	17,178
Change in fair value of contingent consideration	—	—	—	(998)
Total costs and expenses	196,911	188,207	733,361	631,541
Income from operations	2,902	10,096	42,225	81,338
Interest expense – net	6,466	4,909	23,172	13,505
Other income – net	(430)	(2,744)	(3,666)	(3,109)
Income (loss) before income taxes	(3,134)	7,931	22,719	70,942
Income tax expense (benefit)	1,281	(20,594)	8,417	(42,199)
Net income (loss)	(4,415)	28,525	14,302	113,141
Net income (loss) attributable to redeemable noncontrolling interests	(3,528)	3,560	4,877	38,605
Net income (loss) attributable to Class A common stockholders	$(887)	$24,965	$9,425	$74,536

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$14,302	$113,141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,238	17,178
Amortization of leases	1,697	818
Amortization of deferred financing costs	988	924
Equity-based compensation	50,429	27,614
Change in fair value of warrants	(4,044)	(971)
Loss on asset disposals	277	685
Change in fair value of derivative asset	800	(536)
Deferred income tax expense (benefit)	1,246	(44,859)
Non-cash interest income – net	(890)	(261)
Unrealized foreign currency loss (gain)	4,056	(2,177)
Adjustment of liabilities under TRA	(6,166)	574
Change in fair value of contingent consideration	—	(998)
Changes in operating assets and liabilities:
Accounts receivable – net	9,776	(17,129)
Inventory – net	1,413	(8,184)
Prepaid expenses and other current assets	1,161	(1,176)
Accounts payable	(23,691)	53,817
Accrued expenses and other current liabilities	(30,164)	1,336
Deferred revenue	(10,870)	827
Long-term lease liabilities	(994)	—
Other assets and liabilities – net	358	6,697
Net cash provided by operating activities	53,922	147,320
Cash flows from investing activities
Purchases of property and equipment	(4,227)	(895)
Purchases of personal seat licenses	(737)	(542)
Investments in developed technology	(19,014)	(11,339)
Purchases of seat images	(347)	—
Disbursement of 2024 Sponsorship Loan	(2,000)	—
Payments of Acquired Domain Name Obligation	(417)	—
Transfer of cash consideration during Acquisitions, net of cash acquired	—	(206,865)
Investment in Note and Warrant	—	(6,000)
Net cash used in investing activities	(26,742)	(225,641)
Cash flows from financing activities
Payments of 2022 First Lien Loan	(689)	(2,750)
Repurchases of Class A common stock	(22,982)	(20,092)
Tax distributions to redeemable noncontrolling interests	(10,014)	(14,304)
Payments of Shoko Chukin Bank Loan	(2,655)	(279)
Payments of deferred financing costs and other debt-related expenses	(315)	—
Proceeds from 2024 First Lien Loan	125,500	—
Payments of 2024 First Lien Loan	(1,975)	—
Payments of taxes related to net settlement of equity incentive awards	(714)	—
Payment of liabilities under TRA	(77)	—
Cash paid for milestone payments	—	(6,005)
Net cash provided by (used in) financing activities	86,079	(43,430)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,045)	1,895
Net increase (decrease) in cash, cash equivalents, and restricted cash	112,214	(119,856)
Cash, cash equivalents, and restricted cash – beginning of period	132,434	252,290
Cash, cash equivalents, and restricted cash – end of period	$244,648	$132,434
Supplemental disclosures of cash flow information
Cash paid for interest	$19,498	$19,330
Cash paid for income taxes	$5,469	$4,021

Non-U.S. GAAP Financial Measures

We present adjusted EBITDA and cash generation as a percentage of adjusted EBITDA, which are non-U.S. GAAP financial measures, because they are key measures used by analysts, investors, and others to evaluate companies in our industry. Additionally, these non-U.S. GAAP financial measures are used by management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

We believe these non-U.S. GAAP financial measures are useful measures for understanding, evaluating, and highlighting trends in our operating results and for making period-to-period comparisons of our business performance because they exclude the impact of items that are outside of our control and/or not reflective of ongoing performance related directly to the operation of our business.

These non-U.S. GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-U.S. GAAP financial measures do not reflect all amounts associated with our operating results as determined in accordance with U.S. GAAP and may exclude certain recurring costs such as: income tax expense (benefit); interest expense – net; depreciation and amortization; sales tax liability; transaction costs; equity-based compensation; litigation, settlements, and related costs; change in fair value of warrants; loss on asset disposals; change in fair value of derivative asset; unrealized foreign currency losses (gains); adjustment of liabilities under our Tax Receivable Agreement; and change in fair value of contingent consideration[AA1] . In addition, other companies may calculate similarly titled non-U.S. GAAP financial measures differently than we do, thereby limiting their usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the U.S. GAAP amounts that are excluded from our presentation of these non-U.S. GAAP financial measures.

We calculate cash generation as a percentage of adjusted EBITDA as the projected increase (decrease) in cash, cash equivalents, and restricted cash, excluding any strategic acquisitions/investments and capital structure changes, divided by adjusted EBITDA. The following table provides a reconciliation of adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(4,415)	$28,525	$14,302	$113,141
Adjustments to reconcile net income (loss) to adjusted EBITDA:
Income tax expense (benefit)	1,281	(20,594)	8,417	(42,199)
Interest expense – net	6,466	4,909	23,172	13,505
Depreciation and amortization	12,584	8,575	44,238	17,178
Sales tax liability(1)	3,147	3,172	5,760	3,172
Transaction costs(2)	2,877	5,545	9,528	12,779
Equity-based compensation(3)	12,144	7,126	50,429	27,614
Litigation, settlements, and related costs(4)	486	(45)	650	215
Change in fair value of warrants(5)	1,669	20	(4,044)	(971)
Loss on asset disposals(6)	117	634	277	685
Change in fair value of derivative asset(7)	263	(619)	800	(536)
Unrealized foreign currency losses (gains)(8)	3,790	(2,719)	4,056	(2,177)
Adjustment of liabilities under TRA(9)	(6,166)	574	(6,166)	574
Change in fair value of contingent consideration(10)	—	—	—	(998)
Adjusted EBITDA	$34,243	$35,103	$151,419	$141,982

(1)
During the years ended December 31, 2024 and 2023, we accrued for sales and indirect tax liabilities in jurisdictions where we were not yet collecting from customers (reduced by abatements received and inclusive of any penalties and interest assessed by the respective jurisdictions).
(2)
Relates to: (i) legal, accounting, tax, and other professional fees; (ii) personnel costs related to retention bonuses; (iii) integration costs; and (iv) transaction-related expenses. Costs in the year ended December 31, 2024 primarily related to the refinancing of our first lien loan, repurchases of our Class A common stock, and various strategic investments. Costs in the year ended December 31, 2023 primarily related to secondary offerings of our Class A common stock, our acquisitions of Vegas.com.com, LLC and Wavedash Co., Ltd., and various strategic investments.
(3)
Relates to equity granted pursuant to our 2021 Incentive Award Plan, as amended, and profits interests issued prior to our merger transaction with Horizon Acquisition Corporation (the “Merger Transaction”), neither of which are considered indicative of our core operating performance.
(4)
Relates to external legal costs, settlement costs, and insurance recoveries that were unrelated to our core business operations.

(5)
Relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction.
(6)
Relates to asset disposals, which are not considered indicative of our core operating performance.
(7)
Relates to the revaluation of derivatives recorded at fair value.
(8)
Relates to unrealized foreign currency losses (gains) from the remeasurement of non-operating assets and liabilities denominated in non-functional currencies on the balance sheet date.
(9)
Relates to the remeasurement of the Tax Receivable Agreement liability.
(10)
Relates to the revaluation of Vivid Picks earnouts.